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                                   RENSSELAER
                                TECHNOLOGY PARK


100 Jordan Road                                                  Telephone
Troy, New York 12180                                             (518) 283-7102

January 6, 1997

Frank Pasciuto, Founder
IFS International, Inc.
185 Jordan Road
Troy, New York 12180

Re:   Tenant Renewal or Expansion

Dear Frank,

Listed below is Addendum "A" of your lease:

                                  ADDENDUM "A"

                           TENANT RENEWAL OR EXPANSION

     Provided that Tenant is not in default of any of the terms, provisions or conditions of this lease, Tenant shall have the option to renew the Lease for additional term(s).

     In the event Tenant expands into larger rental quarters adjacent to premises or elsewhere in the Park, Tenant may remain in this existing space until such time as the new quarters are available for occupancy. Should Tenant occupy adjacent or larger rental quarters elsewhere in the Park, an amendment to this lease shall be undertaken; term and rate of such Lease Amendment shall be negotiated.


It is the intent of this amendment to allow a Tenant to void the balance of the term of their lease when, and only when, they expand within the Park. This situation would apply regarding your proposed acquisition and move to the Trustco (formerly PacAmor) facility at 300 Jordan Road.

Should you have any questions or concerns, please feel free to call.

Sincerely,

/s/ Michael H. Wacholder
------------------------
    Michael H. Wacholder
    Director